Exhibit 99.1

Apollo Global Management and RCS Capital Enter into Amended

Agreement for Sale of Wholesale Distribution Business

New York, NY, November 9, 2015 – Apollo Global Management, LLC (together with its consolidated subsidiaries, “Apollo”) (NYSE: APO) and RCS Capital Corporation (NYSE: RCAP) (“RCS Capital”) announced today that they have mutually agreed to amend the previously announced sale of the RCS Capital wholesale distribution business and certain related entities, to an affiliate of Apollo.

Under the amended agreement, RCS Capital will sell its wholesale distribution business, including Realty Capital Securities and Strategic Capital, to Apollo for $6 million in cash, subject to certain purchase price adjustments. RCS Capital’s profitable transfer agent and transaction management businesses and certain other employees will not be part of the amended transaction. Apollo is partnering with the management team of the wholesale distribution business, led by Bill Dwyer and Louisa Quarto, in this transaction. The amended transaction will no longer be conditioned on the closing of a transaction between Apollo and certain affiliates of AR Capital, LLC.

The revised transaction terms permit RCS Capital to optimize its wholesale distribution cost structure and align its core business units to current market opportunities prior to closing. The transaction includes all of RC Securities and Strategic Capital existing selling agreements and dealer manager agreements.

“We are pleased the transaction has been re-aligned, and we believe the pending acquisition of the wholesale distribution business demonstrates Apollo’s long-term commitment to the retail investment management channel,” said Marc Rowan, Co-Founder and Senior Managing Director of Apollo.

The transaction, which was unanimously approved by the independent members of the RCS Capital Board, is subject to customary closing conditions and regulatory approvals and is expected to close early in the first quarter of 2016, and in the case of Strategic Capital, may be consummated at a later date subject to satisfaction of applicable conditions.

Marc Rowan and Anthony Civale of Apollo have resigned from RCS Capital’s Board of Directors, effective immediately.

About Apollo Global Management, LLC

Apollo is a leading global alternative investment manager with offices in New York, Los Angeles, Houston, Chicago, Bethesda, Toronto, London, Frankfurt, Luxembourg, Madrid, Mumbai, Delhi, Singapore, Shanghai and Hong Kong. Apollo had assets under management of approximately $162 billion as of September 30, 2015 in private equity, credit and real estate funds invested across a core group of nine industries where Apollo has considerable knowledge and resources. Apollo shares are listed on the New York Stock Exchange. For more information about Apollo, please visit www.agm.com.

About RCS Capital

RCS Capital Corporation (NYSE: RCAP) is a full-service investment firm expressly focused on the individual retail investor. With operating subsidiaries including retail advice services, wholesale distribution, investment banking, capital markets, investment research, investment management and crowdfunding, RCS Capital’s business is designed to capitalize, support, grow and maximize value for the investment programs it distributes and the independent advisors and clients it serves. Additional information about RCS Capital can be found on its website at www.rcscapital.com. RCS Capital may disseminate information about itself, including the results of its operations and financial information, via social media platforms such as Facebook, LinkedIn and Twitter.

Important Notice

The statements in this press release include statements regarding the intent, belief or current expectations of RCS Capital and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should,” “look forward” or similar expressions. Actual results may differ materially from those contemplated by such forward-looking statements due to certain factors, including availability of sufficient liquidity and RCS Capital’s ability to negotiate and consummate the agreed upon transactions as well as a future strategic transaction. Additional factors that may affect future results are contained in RCS Capital’s filings with the SEC, which are available at the SEC’s website at www.sec.gov. Further, forward-looking statements speak only as of the date they are made, and RCS Capital undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

Contacts

For investor inquiries regarding Apollo, please contact:

Apollo Global Management, LLC

Gary M. Stein, 212-822-0467

Head of Corporate Communications

gstein@apollolp.com

or

Noah Gunn, 212-822-0540

Investor Relations Manager

ngunn@apollolp.com

For media inquiries regarding Apollo:

Rubenstein Associates, Inc. for Apollo Global Management, LLC

Charles Zehren, 212-843-8590

czehren@rubenstein.com

For investor inquiries regarding RCS Capital, please contact:

Andrew G. Backman

Managing Director

Investor Relations / Public Relations

abackman@rcscapital.com

(212) 415-6500

For media inquiries regarding RCS Capital, please contact:

Jonathan Keehner

Mahmoud Siddig

Joele Frank, Wilkinson Brimmer Katcher

jkeehner@joelefrank.com

msiddig@joelefrank.com

(212) 355-4449